EXHIBIT 21  -  SUBSIDIARIES OF THE REGISTRANT MONARCH AVALON, INC.

                                                          Percent
                                 Jurisdiction            of Voting
                                   in Which              Securities
NAME OF CORPORATION              Incorporated              Owned
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Girls' Life, Inc.                  Maryland                 100%

Creampuffs, Inc.                   Maryland                 100%

Broken Windows, Inc.               Maryland                 100%